Exhibit 4.7

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 9, 2024 (including Exhibit A attached hereto, this “First Amendment”), among Nexxen Group US Holdings Inc (f/k/a Unruly Group US Holding Inc.), a Delaware corporation (the “Borrower”), NEXXEN HOLDINGS LTD (f/k/a Unruly Holdings Limited), a private limited company organized under the laws of the United Kingdom (“Holdings”), Nexxen International Ltd. (f/k/a Tremor International Ltd.), a company organized under the laws of the State of Israel (the “Parent”), the Guarantors party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”), each L/C Issuer party hereto and Royal Bank of Canada (“RBC”), as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement (as modified hereby).

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of September 12, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the First Amendment Effective Date referred to below, the “Credit Agreement”), among, inter alios, the Borrower, Holdings, the Parent, each Lender party thereto, each L/C Issuer party thereto and RBC as Administrative Agent and Collateral Agent; and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Loan Parties and the Lenders party hereto constituting not less than the Required Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A.        Amendments to Credit Agreement; Waiver of Breakage Costs. Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Exhibit A to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto. By executing this Amendment, each Lender party hereto hereby waives any amount otherwise due to such Lender under Section 3.06 in connection with the payment of the Initial Term Loans contemplated hereby.

B.         Conditions Precedent. This First Amendment shall become effective as of the first date (the “First Amendment Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied:

1.          The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (a) the Borrower, (b) Holdings, (c) the Parent, (d) the Administrative Agent and (e) the Required Lenders.

2.          The Borrower shall have (a) paid all fees and other amounts earned, due and payable to the Agents pursuant to any agreements or arrangements pursuant to which the Borrower has agreed to compensate any Agent in connection with the transactions contemplated by this First Amendment and (b) to the extent invoiced at least two Business Days prior to the First Amendment Effective Date, reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this First Amendment and any other reasonable and documented out-of-pocket expenses of the Agents, including the reasonable fees, charges and disbursements of counsel for the Agents as required to be paid or reimbursed pursuant to the Credit Agreement.

3.          No Default or Event of Default shall have occurred and be continuing (both immediately before and immediately after giving effect to this First Amendment and the transactions contemplated by this First Amendment).

4.          The Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date and executed by a Responsible Officer of the Borrower, certifying (a) that the condition in Section B.3. above has been satisfied on such date and (b) as to the accuracy (with respect to clauses (i), (ii) and (iii) of Section C.1. of this First Amendment, in all material respects) of the matters set forth in Section C.1. of this First Amendment.

5.          The Borrower shall have paid in full the aggregate principal amount of all Initial Term Loans outstanding as of the First Amendment Effective Date, together with all accrued and unpaid interest thereon and all other amounts required pursuant to the terms of the Credit Agreement (as modified hereby).

6.          The Administrative Agent shall have received, on or prior to the First Amendment Effective Date, all documentation and other information with respect to the Loan Parties that is requested by the Administrative Agent or a Lender party hereto and is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, in each case, to the extent reasonably requested in writing at least 5 Business Days prior to the First Amendment Effective Date by the Administrative Agent or any Lender party hereto.

C.          Other Terms.

1.          Loan Party Representations and Warranties. By execution of this First Amendment, each Loan Party party hereto hereby represents and warrants, on behalf of itself and its respective Subsidiaries that are Loan Parties, that as of the First Amendment Effective Date:

(i)
such Loan Party party hereto has the corporate or other organizational power and authority to execute and deliver this First Amendment and carry out the terms and provisions of this First Amendment and the Credit Agreement and the other Loan Documents (in each case, as modified hereby) and has taken all necessary corporate or other organizational action to authorize the execution and delivery of this First Amendment and performance of this First Amendment and the Credit Agreement and the other Loan Documents (in each case, as modified hereby);

(ii)
such Loan Party party hereto has duly executed and delivered this First Amendment and each of this First Amendment and the Credit Agreement and the other Loan Documents (in each case, as modified hereby) constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the Legal Reservations;

(iii)
the representations and warranties of each such Loan Party contained in Article V of the Credit Agreement and in the other Loan Documents (in each case, as modified hereby) are true and correct in all material respects (or, for any representation and warranty already qualified by materiality, in all respects) on and as of the First Amendment Effective Date to the same extent as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, for any representation and warranty already qualified by materiality, in all respects) on and as of such earlier date; and

(iv)	no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

2.          Amendment, Modification and Waiver. This First Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered in accordance with the provisions of Section 10.01 of the Credit Agreement.

3.          Entire Agreement. This First Amendment, the Credit Agreement (as modified hereby) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

4.          GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.          Severability. Any term or provision of this First Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this First Amendment or affecting the validity or enforceability of any of the terms or provisions of this First Amendment in any other jurisdiction. If any provision of this First Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

6.          Counterparts. This First Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this First Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

7.          Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

a.
submits for itself and its property in any legal action or proceeding relating to this First Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York sitting in the Borough of Manhattan and appellate courts from any thereof;

b.
consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

c.
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at such address of which the Administrative Agent shall have been notified pursuant to Section 10.02 of the Credit Agreement;

d.	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

e.
waives, to the maximum extent not prohibited by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section C.7. any special, exemplary, punitive or consequential damages; and

f.	agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

8.          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FIRST AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.          Reaffirmation. By executing and delivering a counterpart hereof, (i) each Loan Party hereto, on behalf of itself and its respective Subsidiaries that are Loan Parties hereby agrees that, as of the First Amendment Effective Date and after giving effect to this First Amendment and the transactions contemplated hereby, all Obligations of the Borrower that remain after the prepayment of the term loan contemplated hereby shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof; (ii) each Loan Party hereto, on behalf of itself and its respective Subsidiaries that are Loan Parties that, hereby (A) agrees that, notwithstanding the effectiveness of this First Amendment, as of the First Amendment Effective Date and after giving effect thereto, the Collateral Documents continue to be in full force and effect, (B) agrees that, as of the First Amendment Effective Date and after giving effect to this First Amendment and the transactions contemplated hereby, all of the Liens and security interests created and arising under each Collateral Document to which it is a party remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its Obligations under the Loan Documents (as modified hereby) to which it is a party, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as modified hereby) and (C) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document (as modified hereby) to which it is a party, in each case after giving effect to this First Amendment and the transactions contemplated hereby, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to which it is a party to secure such Obligations, all as provided in the Collateral Documents, and acknowledges and agrees that, as of the First Amendment Effective Date, such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this First Amendment and the transactions contemplated hereby; and (iii) each Loan Party hereto, on behalf of itself and its respective Subsidiaries that are Loan Parties, hereby agrees that nothing in the Credit Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendment to the Credit Agreement (as modified hereby).

10.          Miscellaneous. This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents (in each case, as modified hereby). Except as specifically modified by this First Amendment, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this First Amendment as of the date first set forth above.

NEXXEN GROUP US HOLDINGS INC.,
as the Borrower

By: /s/ Sagi Niri
Name: Sagi Niri
Title: Chief Financial Officer

By: /s/ Amy Rothstein
Name: Amy Rothstein
Title: Chief Legal Officer

NEXXEN HOLDINGS LTD, as Holdings

By: /s/ Sagi Niri
Name: Sagi Niri
Title: Chief Financial Officer

By: /s/ Amy Rothstein
Name: Amy Rothstein
Title: Chief Legal Officer

NEXXEN INTERNATIONAL LTD.,
as the Parent

By: /s/ Sagi Niri
Name: Sagi Niri
Title: Chief Financial Officer

By: /s/ Amy Rothstein
Name: Amy Rothstein
Title: Chief Legal Officer

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By: /s/ Annie Lee
Name: Annie Lee
Title: Associate Director, Agency Services

ROYAL BANK OF CANADA,
as an L/Ci Issuer and a Lender

By: /s/ Jessica Li
Name: Jessica Li
Title: Authorized Signatory

HSBC BANK USA, N.A.,
as an L/C Issuer and a Lender

By: /s/ Mackenzie Wood
Name: Mackenzie Wood
Title: Senior Vice President #23666

FIRST CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), as an L/C Issuer and a Lender

By: /s/ Jaime Mariano
Name: Jaime Mariano
Title: Managing Director

GOLDMAN SACHS BANK USA,
as an L/C Issuer and a Lender

By: /s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

[Signature Page to Nexxen – First Amendment]

EXHIBIT A

[Credit Agreement]